April 2, 2003

Dear Fellow Shareholder:

You are cordially invited to attend Stanley’s annual meeting of shareholders to be held at 9:30 a.m. on April 22, 2003, at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina (see directions, inside back cover).

At the meeting, management will report on Stanley’s affairs and a discussion period will be provided for questions and comments.

At the meeting, you will be asked to elect directors and to approve Ernst & Young LLP as Stanley’s independent auditors for 2003. You will also be asked to vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

In the accompanying Proxy Statement, your Board of Directors recommends that you vote FOR the nominees for director and FOR approving Ernst & Young as Stanley’s independent auditors for 2003. Your Board of Directors recommends that you vote AGAINST the shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE OR REGISTER YOUR VOTE BY TELEPHONE OR THE INTERNET.

Very truly yours,

John M. Trani

Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders

April 2, 2003

To the Shareholders:

The annual meeting of shareholders of The Stanley Works will be held at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina on April 22, 2003, at 9:30 a.m. for the following purposes:

(1)  To elect three directors to the Board of Directors of The Stanley Works.

(2)  To approve Ernst & Young LLP as independent auditors for the year 2003.

(3)  To vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

(4)  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 28, 2003 are entitled to vote at the meeting.

Bruce H. Beatt

Secretary

IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR THE INTERNET.

THE STANLEY WORKS

1000 Stanley Drive

New Britain, Connecticut 06053

Telephone: 860-225-5111

April 2, 2003

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 22, 2003

Stanley is sending you the accompanying proxy and this proxy statement on or about April 2, 2003. Please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience, or register your vote by telephone or the internet.

ITEM 1—ELECTION OF DIRECTORS

At the 2003 Annual Meeting, the shareholders will elect three directors to the Board of Directors. The nominations to the Board of Directors are set forth below. Those elected as directors will serve until the annual meeting of shareholders indicated and until the particular director’s successor has been elected and qualified.

The board recommends a vote FOR the nominees.    If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

ROBERT G. BRITZ, President, Co-Chief Operating Officer, and Executive Vice Chairman of the New York Stock Exchange, since January 2002. Mr. Britz also served as group executive vice president and a member of the Office of the Chairman from June 1995 to December 2001. Mr. Britz is a director of the New York Stock Exchange, Chairman and Chief Executive Officer of Securities Industry Automation Corp. and Chairman of Sector, Inc.

Mr. Britz has been a director since January 2002. He is a member of the Corporate Governance Committee and the Compensation and Organization Committee. He is 52 years old and owns 2,483 shares.

If elected, Mr. Britz’s term will expire at the 2006 Annual Meeting.

EILEEN S. KRAUS, retired. Served as Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial, from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation since 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since 1990; and Executive Vice President of those institutions since 1987. She is Chairman of ConnectiCare Holding Company, Inc. and ConnectiCare, Inc., a director of Kaman Corporation and Rogers Corporation, and chairman of the advisory board of Iron Bridge Mezzanine Fund.

Mrs. Kraus was elected a director in 1993 and is a member of the Audit Committee, the Executive Committee and the Finance and Pension Committee. She is 64 years old and owns 27,339 shares.

If elected, Mrs. Kraus’ term will expire at the 2006 Annual Meeting.

JOHN M. TRANI, Chairman and Chief Executive Officer of The Stanley Works. Mr. Trani joined the company December 31, 1996 after an 18 year career with General Electric Company, the last 10 years as President and Chief Executive Officer of GE Medical Systems.

Mr. Trani is Chair of the Executive Committee. He is 58 years old and owns 3,249,985 shares.

If elected, Mr. Trani’s term will expire at the 2006 Annual Meeting.

Information Concerning Directors Continuing in Office

JOHN G. BREEN, retired, served as Chairman of The Sherwin-Williams Company from April 1980 to April 2000; he had been Chief Executive Officer from 1979 to 1999. He is a director of The Sherwin-Williams Company, Goodyear Tire & Rubber Company, MeadWestvaco Corporation, and Parker-Hannifin Corporation. He also is a Trustee of John Carroll University.

Mr. Breen has been a director since July 2000. He is Chair of the Audit Committee and a member of the Finance and Pension Committee. He is 68 years old and owns 6,871 shares.

Mr. Breen’s term will expire at the 2004 Annual Meeting.

STILLMAN B. BROWN, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation where he was chief financial officer from 1979 until 1986. He is a life member of the Board of Regents of the University of Hartford.

Mr. Brown has been a director since 1985. He is Chair of the Finance and Pension Committee and a member of the Compensation and Organization Committee and the Executive Committee. He is 69 years old and owns 53,500 shares.

Mr. Brown’s term will expire at the 2005 Annual Meeting.

EMMANUEL A. KAMPOURIS, retired, served as Chairman, President and Chief Executive Officer of American Standard Companies, Inc. from 1989 through 1999. He is a director of Horizon Blue Cross and Blue Shield, Smartdisk Corporation, Click Commerce, Inc., and Alticor Inc., the National Endowment for Democracy, and a member of Oxford University’s Council for the School of Management Studies.

Mr. Kampouris, a director since October 2001, is a member of the Corporate Governance Committee and the Compensation and Organization Committee. He is 68 years old and owns 13,000 shares.

Mr. Kampouris’ term will expire at the 2005 Annual Meeting.

JOHN D. OPIE, retired, served as Vice Chairman of the Board and Executive Officer of General Electric Company from 1995 to 2000; he served as President and Chief Executive Officer of GE Lighting from 1986 to 1995 and also held other key leadership positions at GE from 1961. He is the lead director of Delphi Corporation. He is also a Trustee of Michigan Tech. University.

Mr. Opie, a director since July 2000, is Chair of the Corporate Governance Committee and a member of the Audit Committee. He is 65 years old and owns 8,865 shares.

Mr. Opie’s term will expire at the 2004 Annual Meeting.

DEREK V. SMITH, Chairman and Chief Executive Officer of ChoicePoint Inc. Mr. Smith has served as Chairman of the Board of ChoicePoint since May 1999 and as Chief Executive Officer since May 1997. He served as Executive Vice President of Equifax Inc. and Group Executive of the Equifax Insurance Services Group from 1993 until the spin-off of ChoicePoint from Equifax in 1997. Mr. Smith is a director of ChoicePoint.

Mr. Smith, a director since December 2001, is Chair of the Compensation and Organization Committee and a member of the Audit Committee. He is 48 years old and owns 1,810 shares.

Mr. Smith’s term will expire at the 2004 Annual Meeting.

KATHRYN D. WRISTON, trustee of the John A. Hartford Foundation since 1991, the Practicing Law Institute since 1975, and The Northwestern Mutual Life Insurance Company since 1986. Mrs. Wriston is also a director of Goodyear Tire & Rubber Company.

Mrs. Wriston, a director since 1996, is a member of the Corporate Governance Committee, the Executive Committee, and the Finance and Pension Committee. She is 64 years old and owns 22,500 shares.

Mrs. Wriston’s term will expire at the 2005 Annual Meeting.

Board Information

Meetings.    The Board of Directors met twelve times during 2002. The various board committees met the number of times shown in parentheses: Executive (0), Audit (6), Corporate Governance (4), Finance and Pension (3), and Compensation and Organization (7). The members of the board serve on the committees described in their biographical material on pages 1, 2 and 3. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of committees on which he or she served.

Executive.    The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the board; however, the Committee does not have the power to declare dividends or to do other things reserved by law to the board.

Audit.    The Audit Committee nominates the company’s independent auditing firm, reviews the scope of the audit, and approves in advance management consulting services, and reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal controls. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. All members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards). Directors who are not Committee members may attend any of the Committee’s meetings they wish to attend. The Audit Committee operates under a charter, a copy of which was attached to the company’s March 20, 2001 Proxy Statement.

Corporate Governance.    The Corporate Governance Committee makes recommendations to the board as to board membership and considers names submitted to it in writing by shareholders. The Committee recommends directors for board committee membership and as committee chairs, and recommends director compensation. The Committee has taken the lead in articulating Stanley’s corporate governance guidelines, preparing a director job description, establishing a procedure for evaluation of incumbent directors, and establishing a procedure for evaluating board performance. The Committee also provides guidance on major issues in areas of corporate social responsibility and public affairs, and reviews and approves policy guidelines on charitable contributions.

Shareholders who wish to submit names to be considered by the Corporate Governance committee for nomination for election to the Board of Directors should send written notice to the Secretary of the company at its principal executive offices at least 60 days but no more than 90 days prior to the anniversary of the date of the previous year’s annual meeting, which notice should set forth (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of each such person, (iii) the number of shares of capital stock of Stanley that are beneficially owned by each such person and (iv) such other information concerning each such person as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of each such nominee.

Compensation and Organization.    The Compensation and Organization Committee determines the compensation of executive officers and of non-officer senior executives. The Committee also administers the company’s executive compensation plans.

Finance and Pension.    The Finance and Pension Committee advises in major areas concerning the finances of the company and oversees the company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans.

Compensation.    Stanley pays its directors who are not employees of the company or any of its subsidiaries a $30,000 annual retainer. It also pays a fee of $1,500 for each Board of Directors meeting attended ($750 if attendance is by conference telephone) and a fee of $1,500 for each meeting of a committee of the Board of Directors ($750 if attendance is by conference telephone). Committee chairs receive an additional annual fee of $7,500. Non-employee directors may defer any or all of their fees in the form of Stanley shares or as cash accruing interest at the five-year treasury bill rate; a director is required to defer his or her fees, in the form of Stanley shares, so long as he or she owns fewer than 7,500 shares. It is anticipated that each non-employee director will annually receive a ten-year option to purchase 3,000 of the company’s shares at an exercise price equal to the fair market value of such shares at the date of grant.

Security Ownership

No person or group, to the knowledge of the company, owns beneficially more than five percent of the outstanding common shares, except as shown in this table. As of February 26, 2003, Citibank, N.A. owned of record 14.0 % of the outstanding common shares as Trustee under the Stanley Account Value (401(k)) Plan for the benefit of the plan participants.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Stock $2.50 par value	Capital Research & Mgmt. Co. 333 South Hope Street Los Angeles, CA 90071	4,378,500 shares (power to dispose)	5.0%

Common Stock $2.50 par value	Janus Capital Management LLC	7,679,172 shares (7,654,772 sole power to vote and to dispose) (24,400 shared power to vote and to dispose)	8.7%

Common Stock $2.50 par value	FMR Corp. 82 Devonshire Street Boston, MA 02109	6,919,089 shares (4,422,041 power to vote) (6,919,089 power to dispose)	7.8%

With the exception of Mr. Trani, who owns beneficially 3.7% of the outstanding common shares, no director, nominee or executive officer owns more than 1% of the outstanding common shares. As of February 26, 2003, the executive officers and directors as a group owned beneficially approximately 4.8% of the outstanding common shares. The following table sets forth information as of February 26, 2003 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 7, and all directors, nominees, and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):

Name	Common Shares Owned		Percent of Class Owned

John G. Breen	6,871	(1)(2)	*
Robert G. Britz	2,483	(2)	*
Stillman B. Brown	53,500	(1)	*
John H. Garlock, Jr.	26,329	(1)(3)	*
Paul M. Isabella	35,706	(1)(4)	*
Emmanuel A. Kampouris	13,000		*
Eileen S. Kraus	27,339	(1)(2)	*
James M. Loree	338,305	(1)(3)(4)	*
Donald R. McIlnay	60,975	(1)(3)	*
John D. Opie	8,865	(1)(2)	*
Derek V. Smith	1,810	(2)	*
John M. Trani	3,249,985	(1)(3)(4)	3.7
Kathryn D. Wriston	22,500	(1)	*
Directors and executive officers as a group (18 persons)	4,139,588	(1)(2)(3)(4)	4.8

*	Less than 1%
(1)	Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Trani, 3,000,000; Mr. Breen, 3,000; Mr. Brown, 13,500; Mr. Garlock, 25,000; Mr. Isabella, 17,000; Mrs. Kraus, 13,500; Mr. Loree, 250,000; Mr. McIlnay, 50,000; Mr. Opie, 3,000; and Mrs. Wriston, 11,500; and all directors and executive officers as a group, 3,656,500.
(2)	Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees, as follows: Mr. Breen, 3,871; Mr. Britz, 1,483; Mrs. Kraus, 13,604; Mr. Opie, 3,865; Mr. Smith, 1,810; and all directors as a group, 24,633.
(3)	Includes shares held as of February 26, 2003 under Stanley’s savings plans, as follows: Mr. Trani, 44,656; Mr. Garlock, 789, Mr. Loree, 2,072; Mr. McIlnay, 902; and all directors and executive officers as a group, 64,369.
(4)	Includes the share unit accounts maintained by Stanley, as follows: Mr. Trani, 200,000; Mr. Isabella, 2,612; Mr. Loree, 80,000; and all directors and executive officers as a group, 282,612.

Audit Committee Report

In connection with the December 28, 2002 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors’ independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee

John G. Breen (Chair)

Eileen S. Kraus

John D. Opie

Derek V. Smith

Executive Compensation

Report of the Compensation and Organization Committee of the Board of Directors

The Compensation and Organization Committee of the Board of Directors is composed of four non-employee directors. The Committee determines the performance and award under the Management Incentive Compensation Plan (“MICP”) for the chief executive officer and makes recommendations to the Board as to his salary (the board then determines such salary). The Committee itself determines the salaries and MICP performance and awards for executive officers other than the CEO. The Committee also administers the long-term incentive plans and makes stock option grants.

Overview

In addition to providing the benefits under the company’s pension and savings plans generally provided to all salaried employees in the United States, Stanley has used a number of elements in compensating its executives: salary; annual incentives; long-term incentives; ten-year stock options; and share units. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareholder value through profitable growth. With the exception of certain compensation payable to Mr. Trani under the terms of the employment agreement between him and Stanley, the Committee’s general intent is to take appropriate steps so that the compensation other than salary paid to executive officers meets the requirements for “performance-based compensation” (including shareholder approval) and is therefore deductible for federal income tax purposes by Stanley under Section 162(m) of the Internal Revenue Code.

Salaries

Stanley regularly participates in surveys of salaries and overall compensation. The company has retained the services of independent executive compensation consultants to evaluate the compensation levels of the company’s executive officers. Using 2002 compensation surveys and data published in 2002 proxy statements for the Peer Group reflected in the line graph on page 11, the consultants have compared Stanley’s salary and compensation packages with those of other similarly-sized manufacturing companies, including all of those included in the Peer Group. From these survey data, salary ranges are established each year for all U.S. based executive positions. Actual base salary determinations are made on the basis of (a) these salary ranges, (b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The 2002 salary of Mr. Trani is above the median of the survey data. The 2002 salaries of the other U.S. based executives named in the table on page 7 are competitive with the median of the market for their respective positions.

Annual Incentive

In 2002 the Committee used the MICP to compensate executives based on the company’s core net earnings, core net earnings per share, and core return on adjusted capital employed as those terms are defined in the MICP. The MICP provided for annual incentive awards to 117 selected key executives for 2002.

Long-Term Incentive

The 36-month goals established in 2000 under the 1997 Long-Term Incentive Plan provided goals of return on capital employed, core earnings per share over the period, and cash flow over the period.

Market Appreciation of Stanley’s Shares

The Committee uses stock options to compensate executives based on market appreciation of Stanley’s shares, creating for executives an identity of interest with the company’s shareholders. The Committee plans to make annual stock option grants to its executive officers and certain other key employees, and to make occasional grants to other key employees. It is anticipated that the grants will be non-qualified stock options with a term of up to ten years and an exercise price equal to at least the fair market value of Stanley’s common shares at the time of grant.

The Committee has established guidelines for minimum stock ownership. These guidelines provide that over a five-year period stock ownership will reach the following minimum levels, expressed as a multiple of base salary: five times for the chief executive officer; two times for the others appearing in the table on page 7, the other executive officers, and certain heads of product groups; and one time for all other participants in the company’s long-term incentive plans.

Conclusion

Through the programs described above, a very significant portion of the company’s executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

Compensation and Organization Committee

Derek V. Smith (Chair)

Robert G. Britz

Stillman B. Brown

Emmanuel A. Kampouris

Summary Compensation Table

This table shows the compensation earned for service in all capacities during the last three fiscal years for Stanley’s chief executive officer and its next four most-highly compensated executive officers.

				Long-Term Compensation

	Annual Compensation			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)	Shares Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

John M. Trani	2002	1,200,000	1,725,000	0	300,000	912,500	186,739
Chairman and CEO	2001	1,100,000	2,300,000	0	300,000	0	170,381
	2000	1,000,000	1,800,000	0	1,400,000	0	139,669

John H. Garlock, Jr.	2002	295,000	200,000	0	50,000	25,344	23,389
Vice President	2001	275,000	175,000	0	15,000	0	42,396
	2000	74,038	0	0	50,000	0	4,917

Paul M. Isabella	2002	300,000	130,000	0	50,000	10,750	6,584
VP, Operations	2001	254,808	150,000	174,643	121,000	0	44,271
	2000	195,528	115,000	0	10,000	0	18,674

James M. Loree	2002	404,167	375,000	0	125,000	152,281	31,535
Executive Vice	2001	350,000	310,000	0	100,000	0	23,889
President and CFO	2000	331,250	260,000	0	100,000	0	130,850

Donald R. McIlnay	2002	333,333	120,000	0	25,000	66,417	14,422
President, Consumer	2001	320,000	135,000	0	20,000	0	14,172
Sales Americas	2000	300,000	120,000	0	20,000	0	8,760

Footnote to Column (e) of Summary Compensation Table

At the end of the year, Mr. Trani’s aggregate restricted share units totaled 200,000 fully vested units on which dividend equivalents are paid, with a value, based on the year-end closing price of $34.58, of $6,916,000. At the end of the year, Mr. Loree’s aggregate restricted share units totaled 80,000 fully vested units on which dividend equivalents are paid; they have a value, based on the year-end closing price of $34.58 of $2,766,400. At the end of the year, Mr. Isabella’s aggregate restricted share units totaled 2,612 shares, all of which vest in 2003, and on which dividend equivalents are paid; they have a value, based on the year-end closing price of $34.58, of $90,322.96.

Footnote to Column (h) of Summary Compensation Table

Consists of relocation expenses including gross up for taxes; company contributions to defined contribution plans (excluding contributions to the “cornerstone account” defined contribution plan, which will offset pension benefits described in the tables on pages 9 and 10); and life insurance premiums.

Name	Year	Relocation Expenses	Defined Contribution Plans	Insurance	Column (h) Total

John M. Trani	2002	0	122,500	64,239	186,739
	2001	0	101,500	68,881	170,381
	2000	0	83,562	56,107	139,669

John H. Garlock, Jr.	2002	0	16,450	6,939	23,389
	2001	26,354	9,713	6,329	42,396
	2000	0	3,702	1,215	4,917

Paul M. Isabella	2002	0	0	6,584	6,584
	2001	43,296	0	975	44,271
	2000	13,425	0	5,249	18,674

James M. Loree	2002	0	24,996	6,539	31,535
	2001	0	18,287	5,602	23,889
	2000	105,926	19,469	5,455	130,850

Donald R. McIlnay	2002	0	5,500	8,922	14,422
	2001	0	5,250	8,922	14,172
	2000	0	0	8,760	8,760

Option Grants in 2002

The stock options granted in 2002 were granted on October 17, 2002; 50% of the options granted to each individual are not exercisable until the third anniversary of the date of grant; the remaining 50% are not exercisable until the fifth anniversary of the date of grant.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name (a)	Number of Shares Underlying Options Granted (#) (b)	% of Total Options Granted to Employees in Fiscal Year (c)	Exercise ($/Share) (d)	Expiration Date (e)	5% (f)	10% (g)

J.M. Trani	300,000	15.4%	$30.96	10/16/2012	$5,841,223	$14,802,286
J.H. Garlock, Jr.	50,000	2.6%	$30.96	10/16/2012	973,537	2,467,048
P.M. Isabella	50,000	2.6%	$30.96	10/16/2012	973,537	2,467,048
J.M. Loree	125,000	6.4%	$30.96	10/16/2012	2,433,843	6,167,619
D.R. McIlnay	25,000	1.3%	$30.96	10/16/2012	486,769	1,233,524
All Shareholders (based on market price on October 17, 2002)	—	—	—	—	1,709,205,971	4,331,311,109
Named Executive Officers’ percentage of realizable value gained by all shareholders	—	—	—	—	0.6%	0.6%

Aggregated Option Exercises in 2002 and 2002 Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable
(a)	(b)	(c)	(d)	(e)

J.M. Trani	0	$0	3,000,000/600,000	$20,451,980/$1,101,000
J.H. Garlock, Jr.	0	$0	25,000/90,000	$764,310/$183,500
P.M. Isabella	0	$0	17,000/137,000	$171,897/$326,045
J.M. Loree	0	$0	250,000/225,000	$2,171,555/$458,750
D.R. McIlnay	20,000	$618,100	50,000/95,000	$487,750/$579,500

Retirement Benefits

Prior to July 31, 2001, Stanley maintained both a qualified retirement plan and a non-qualified supplemental retirement plan for U.S. employees employed prior to July 1, 1997, including Mr. Trani who had 11 years of credited service. Stanley ceased accruals under these plans with respect to service performed after January 31, 1998 and with respect to increases in compensation after May 31, 2001. Instead, the company makes contributions to a “cornerstone account” under qualified and non-qualified defined contribution plans. Stanley terminated the qualified retirement plan, effective July 31, 2001. Pursuant to the termination and liquidation of the qualified retirement plan, covered employees were given the option to receive their qualified retirement plan benefits in the form of an immediate annuity contract, an immediate lump sum payment or a deferred annuity contract. However, benefits under the non-qualified supplemental retirement plan will continue to be payable under that plan following an employee’s termination of employment. Ordinarily, benefits will be payable monthly for life or as a lump sum following termination of employment (pension payments are guaranteed to total at least as much as the lump sum would have been).

The following table shows the aggregate annual defined benefit pension under the qualified retirement plan and the non-qualified supplemental retirement plan. The amounts shown below are in addition to any benefits the employee may be entitled to receive under Social Security, and include any benefits previously distributed from the qualified retirement plan in the form of an immediate annuity contract, an immediate lump sum payment or a deferred annuity contract, as well as any amounts payable under Stanley’s non-qualified supplemental retirement plan. Average annual compensation takes into account salary and bonus through May 31, 2001, and in the case of Mr. Trani is $2,044,563. The aggregate annual defined benefit pension is based on an unreduced annual benefit payable at age 65.

Average Annual Compensation for the Highest 5 Consecutive of the Last 10 Years of Employment Preceding May 31, 2001	Approximate Annual Pension Upon Retirement at Age 65
	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$75,712	$100,950	$126,187	$151,425	$176,662
800,000	155,122	206,830	258,537	310,245	361,952
1,200,000	234,532	312,710	390,887	469,065	547,242
1,600,000	313,942	418,590	523,237	627,885	732,532
2,000,000	393,352	524,470	655,587	786,705	917,822
2,400,000	472,762	630,350	787,937	945,525	1,103,112

The following table shows the approximate annual pension provided to a number of executives including Messrs. Trani, Isabella and Loree (who have credited years of service of 16 years, 3 years and 3 years, respectively) under Stanley’s executive retirement program (inclusive of the pension shown in the table above and inclusive of the “cornerstone account” defined contribution plan account balance) which provides unreduced benefits at age 60. Pensions are paid monthly for life or as a lump sum. The amounts shown include any benefits the employee may be entitled to receive under Social Security. Average Annual compensation takes into account salary and bonus, which are the amounts shown in columns (c) and (d) of the summary compensation table on page 7.

Average Annual Compensation for the Highest 36 Consecutive Months	Approximate Annual Pension Upon Retirement at Age 60
	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$140,000	$180,000	$200,000	$200,000	$200,000
800,000	280,000	360,000	400,000	400,000	400,000
1,200,000	420,000	540,000	600,000	600,000	600,000
1,600,000	560,000	720,000	800,000	800,000	800,000
2,000,000	700,000	900,000	1,000,000	1,000,000	1,000,000
2,400,000	840,000	1,080,000	1,200,000	1,200,000	1,200,000
2,800,000	980,000	1,260,000	1,400,000	1,400,000	1,400,000
3,200,000	1,120,000	1,440,000	1,600,000	1,600,000	1,600,000

The following table shows the approximate minimum annual pension provided to Mr. Trani (who for these purposes is credited with 18.25 years of service as of his start at Stanley and therefore is deemed to have 24 credited years of service) under an enhanced retirement program provided to him which at age 60 provides benefits of 1.75% times years of service times average pay, with a maximum benefit at age 60 (March 15, 2005 after 26 and one-half years of deemed service) of 46.375% of average pay, less $83,280. The amounts shown are inclusive of the pension he would receive under the immediately preceding table (inclusive of the “cornerstone account” defined contribution plan account balance) and will only be paid if they yield a larger pension than the benefits shown in the immediately preceding table. The amounts shown are in addition to any benefits he may be entitled to receive under Social Security. Average Annual compensation takes into account salary and bonus, which are the amounts shown in columns (c) and (d) of the summary compensation table on page 7.

Average Annual Compensation for the Highest 36 Consecutive Months	Approximate Annual Pension Upon Retirement at Age 60
	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$105,000	$140,000	$175,000	$102,220	$102,220
800,000	210,000	280,000	350,000	287,720	287,720
1,200,000	315,000	420,000	525,000	473,220	473,220
1,600,000	420,000	560,000	700,000	658,720	658,720
2,000,000	525,000	700,000	875,000	844,220	844,220
2,400,000	630,000	840,000	1,050,000	1,029,720	1,029,720
2,800,000	735,000	980,000	1,225,000	1,215,220	1,215,220
3,200,000	840,000	1,120,000	1,400,000	1,400,720	1,400,720

In accordance with the provisions of the letter offering Mr. Garlock employment, in the event Mr. Garlock’s employment with Stanley continues until he reaches age 62, Stanley will, if necessary, increase his retirement benefit such that he will receive a total lump sum benefit, including benefits under the company’s defined contribution plan, of not less than $2,900,000 upon his retirement.

Supplemental Pension Plan

Stanley’s defined benefit retirement plan and savings plan are “qualified” plans under the Internal Revenue Code and, accordingly, are subject to certain limitations of benefits which apply to “qualified” plans in general. Stanley’s supplemental retirement and savings plan for salaried employees restores these benefits on a non-qualified basis.

Executive Officer Agreements

In 2000, Mr. Trani and Stanley entered into an employment agreement. The initial term of the agreement was for three years, beginning on January 1, 2000 and ending on December 31, 2002. The term of this agreement was extended for one year and expires on December 31, 2003. Mr. Trani’s employment agreement provides for him to be paid an annual salary of $1,000,000 in 2000 and an annual base salary at a rate determined by the board for subsequent periods; for him to participate in the company’s annual bonus plan and to receive, for the company’s 2000 fiscal year, a bonus in the range of 90% to 270% of his salary (assuming the company achieved its targeted performance); for him to receive a stock option grant covering one million shares; and for him to receive additional stock option, share unit and/or other equity-based awards as determined by the Compensation and Organization Committee or the board. Stanley’s executive officers other than Mr. Trani have agreements with Stanley, which become effective only in the event of a change in control of the company, providing for payments of up to two years’ compensation in certain cases in the event of the officer’s resignation or involuntary termination.

Comparison of 5 Years’ Cumulative Total Return Among The Stanley Works, S&P 500 Index and Peer Group

Set forth below is a line graph comparing the yearly percentage change in the company’s cumulative total shareholder return for the last five years to that of the Standard & Poor’s 500 Stock Index (an index made up of 500 companies including The Stanley Works) and the Peer Group. The Peer Group is a group of 11 companies, including Stanley, that serve the same markets Stanley serves and many of which compete with one or more product lines of Stanley. Total return assumes reinvestment of dividends.

The points in the above table are as follows:

	end 1997	end 1998	end 1999	end 2000	end 2001	end 2002
The Stanley Works	$100.00	$60.06	$66.74	$71.61	$106.94	$79.40
S&P 500	100.00	126.67	151.40	136.05	118.31	90.66
Peer Group	100.00	107.36	101.82	98.95	105.21	103.06

Assumes $100 invested on December 31, 1997 in Stanley’s common stock, S&P 500 Index and the Peer Group. The Peer Group consists of the following 11 companies: The Black & Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, Masco Corporation, Newell Rubbermaid Inc., Pentair, Inc., Snap-On Incorporated, The Sherwin-Williams Company and The Stanley Works.

ITEM 2—APPROVAL OF INDEPENDENT AUDITORS

Independent Auditors

The second item of business to be considered is the approval of independent auditors for the 2003 fiscal year. Subject to the action of the shareholders at the annual meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants (Ernst & Young), as the independent auditors to audit the financial statements of the company for the current fiscal year. The board may appoint a new accounting firm at any time if it believes that such a change would be in the best interest of the company and its shareholders. Ernst & Young and predecessor firms have been the company’s auditors for the last 59 years. Representatives of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approving Ernst & Young LLP as independent auditors for the year 2003.

Fees of Independent Auditors

Audit Fees.    The aggregate fees billed by Ernst & Young to the company for professional services rendered for the audit of the company’s annual financial statements for 2002 and the reviews of the financial statements included in the company’s Forms 10-Q for 2002 was $958,000.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by Ernst & Young to the company for professional services described in Paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X rendered by Ernst & Young for 2002 (“Financial Information Systems Design and Implementation Services”).

All Other Fees.    The aggregate fees billed by Ernst & Young to the company for services rendered by Ernst & Young, other than for Audit Services and Financial Information Systems Design and Implementation Services, was $2,685,200, including audit related services of $431,200 and non-audit related services of $2,392,000. Audit related services generally include fees for pension and statutory audits, consultations and filings with the Securities and Exchange Commission. Non-audit related services primarily relate to domestic and foreign tax compliance and consulting.

Audit Committee Consideration.    The Audit Committee has considered whether the provision of non-audit services described above is compatible with maintaining Ernst & Young’s independence.

ITEM 3—SHAREHOLDER PROPOSAL URGING THE BOARD OF DIRECTORS TO TAKE  THE NECESSARY STEPS TO REQUIRE THAT ALL MEMBERS OF THE BOARD OF  DIRECTORS BE ELECTED ANNUALLY

Connecticut Retirement Plans & Trust Funds (“CRPTF”), the holder of 16,600 shares of the Company’s common stock, whose address is the Office of the Treasurer, 55 Elm Street, Hartford, CT 06106-1773, supported by Calvert Social Index Fund, the holder of 500 shares, whose address is at Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, have notified Stanley that they intend to present the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of The Stanley Works urge the Board of Directors to take the necessary steps to eliminate the classification of the Board of Directors of the Company and to require that all directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement of Proposing Shareholders

We believe the election of directors is the most powerful way Stanley Works’ shareholders influence the strategic direction of our company. Currently the Board is divided into three classes of three members each. Each class serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one third of the directors each year.

The staggered term structure of Stanley Works’ Board is not in the best interests of shareholders because it reduces accountability and is an unnecessary anti-takeover device. Shareholders should have the opportunity to vote on the performance of the entire Board of Directors each year. We feel that such annual accountability serves to keep directors closely focused on the performance of top executives and on increasing shareholder value. Annual election of all directors give shareholders the power to either completely replace their board, or replace a majority of directors, if a situation arises which warrants such drastic action.

We do not believe destaggering the Board of Stanley Works will be destabilizing to our company or impact the continuity of director service. Our directors, like the directors of the overwhelming majority of other public companies, are routinely elected with over 95% shareholder approval.

There are indications from studies that classified boards and other anti-takeover devices have an adverse impact on shareholder value. A 1991 study by Lilli Gordon of the Gordon Group and John Pound of Harvard University found that companies with restrictive corporate governance structures, including those with classified boards, are “significantly less likely to exhibit outstanding long-term performance relative to their industry peers.”

A growing number of shareholders appear to agree with our concerns. According to the Investor Responsibility Research Center (IRRC), in 2002, a majority of shareholders supported shareholder proposals asking their boards to repeal classified board structures at 36 companies, including Great Lakes Chemical (79.4% support), Airborne (84.5% support), Goodyear Tire (74.4% support), and Starwood Hotels (77.8% support).

In addition, a binding board sponsored resolution at Waste Management received 78.3% of the vote, and was adopted. Great Lakes Chemical has announced they will place a binding resolution to declassify their board on their 2003 proxy ballot.

We believe that adoption of this proposal will be beneficial to the company and its shareholders.

Statement of Board of Directors Recommending A Vote Against This Shareholder Proposal

Stanley currently has three classes of directors with members serving three year terms. This system of electing directors was adopted in 1983 by the affirmative vote of more than 75% of the outstanding shares of the company. The Board continues to believe that the classified board is in the best interests of the shareholders. It provides continuity and stability of leadership to ensure that the majority of directors will always have prior experience as directors of Stanley. This continuity of leadership is critical to facilitating the achievement of our long term strategic goals.

The Board of Directors believes that the classified board structure also enhances the Board’s ability to negotiate the best results for the shareholders in a takeover situation. Potential acquirors will be forced to negotiate with the Board since at least two annual meetings would be required to effect a change in control of the Board. Therefore, this structure gives the Board the time and leverage necessary to negotiate on behalf of shareholders, to evaluate the adequacy and fairness of any takeover proposal and to consider alternative methods of maximizing shareholder value.

The Board of Directors does not believe that the benefits of the current classified board are achieved at the cost of a failure of accountability to shareholders. All directors are required by law to uphold their fiduciary responsibility to the company’s shareholders regardless of their term of office. In addition, the new corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the proposed New York Stock Exchange rules are expected to increase significantly the Board’s responsibilities to shareholders.

Shareholders should be aware that this item is only a recommendation and would not automatically eliminate the classified board.

Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

Other Business

No business may be transacted at the meeting other than the business specified in the notice of the meeting, business properly brought before the meeting at the direction of the Board of Directors, and business properly brought before the meeting by a shareholder who has given notice to Stanley’s Secretary received after February 8, 2003 and before March 10, 2003; no such notice has been received. Management does not know of any matters to be presented at the meeting other than the matters described in this proxy statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

VOTING

Only shareholders of record as of February 28, 2003 are entitled to vote

Stanley has only one class of shares outstanding. Only shareholders of record at the close of business on February 28, 2003, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the annual meeting. On the record date, 87,018,793 common shares, $2.50 par value, were outstanding and entitled to vote.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the annual meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting.

Vote required for approval

As long as holders representing at least a majority of the outstanding shares of Stanley common stock outstanding as of February 28, 2003 are present at the annual meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as independent auditors for the year 2003 and the shareholder proposal will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal. Directors will be elected by a plurality of votes cast at the annual meeting, provided that a quorum is present.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the company is soliciting proxies from the shareholders of the company. This will give you the opportunity to vote at the annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	CALL 1-877-PRX-VOTE (1-877-779-8683) from the US or Canada (this call is toll free) to vote by telephone anytime up to 11:59 a.m., New York time, on April 21, 2003. Enter the control number located on your proxy card and follow the recorded instructions.

(2)	GO TO THE WEBSITE: http://www.eproxyvote.com/swk to vote over the Internet anytime up to 11:59 a.m., New York time, on April 21, 2003. Click on the “PROCEED” icon. Enter the control number located on your proxy card and follow the internet instructions.

(3)	MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by EquiServe Trust Company, N.A., Stanley’s transfer agent, prior to the commencement of the annual meeting at 9:30 a.m., New York time, on April 22, 2003, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Account Value (401(k)) Plan

If you hold shares in the company through Stanley’s 401(k) Plan, you can instruct the trustee (Citibank, N.A.) in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	CALL 1-877-PRX-VOTE (1-877-779-8683) from the US or Canada (this call is toll free) to vote by telephone anytime up to 11:59 a.m., New York time, on April 17, 2003. Enter the control number located on your instruction card and follow the recorded instructions.

(2)	GO TO THE WEBSITE: http://www.eproxyvote.com/swk to vote over the Internet anytime up to 11:59 a.m., New York time, on April 17, 2003. Click on the “PROCEED” icon. Enter the control number located on your instruction card and follow the internet instructions.

(3)	MARK, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by EquiServe Trust Company, N.A., Stanley’s transfer agent, no later than 5 p.m., New York time, on April 16, 2003, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the annual meeting. If you are voting by telephone or by the Internet, please do not return your instruction card. In addition, since only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the annual meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

•	First, you may send a written notice to EquiServe Trust Company, N.A., Stanley’s transfer agent, at P.O. Box 43065, Providence, RI 02940-5118, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the annual meeting at 9:30 a.m. on April 22, 2003.

•	Second, you may complete and submit a new later-dated proxy by any of the three methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by Stanley in accordance with the instructions for voting set forth in this proxy statement prior to the annual meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the annual meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

•	First, you may send a written notice to EquiServe Trust Company, N.A., Stanley’s transfer agent, at P.O. Box 43065, Providence, RI 02940-5118 stating that you would like to revoke your instructions to Citibank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 5:00 p.m., New York time on April 16, 2003 in order to revoke your prior instructions.

•	Second, you may submit new voting instructions under any one of the three methods described above under “Voting your shares held in the Stanley Account Value (401(k)) Plan.” The latest dated instructions actually received by Citibank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this proxy statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

If shares are registered in your name and you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the Stanley Board of Directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the annual meeting.

A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the annual meeting.

Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the annual meeting. The New York Stock Exchange rules do not permit brokers or nominees to vote the shares that they hold beneficially either for or against the shareholder proposal without specific instructions from the person who beneficially owns those shares.

If you hold shares in the company through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above under the heading “Voting your shares held in the Stanley Account Value (401(k)) Plan.”

Confidential voting

It is Stanley’s policy that all proxies, ballots and tabulations of shareholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential. You do not need to request confidential treatment in order to maintain the confidentiality of your vote.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. Stanley will solicit proxies by mail, telephone, via the internet or other electronic means, and in person, and will pay all of the expenses of the solicitation. Stanley has retained D.F. King & Co. to aid in the solicitation of proxies; Stanley expects the additional expense of D.F. King’s assistance to be approximately $10,000. Stanley also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Stanley will, upon request, reimburse these institutions for their reasonable expenses in sending proxies and proxy material to beneficial owners.

Shareholder proposals for 2003

Shareholder proposals intended to be presented to Stanley’s 2004 Annual Meeting must be received by the Secretary not later than December 4, 2003 for inclusion in the proxy statement and form of proxy relating to such meeting, and must be received after January 23, 2004 and before February 22, 2004 to otherwise be properly presented to the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Through inadvertence, two share purchases in late February by Emmanuel A. Kampouris, for a total of 3,000 shares, were reported approximately 4 days late, in mid-March. Through inadvertence, a distribution of 3,000 restricted stock units to Mark J. Mathieu in early September was reported approximately 60 days late, in early November.

Questions

If you have questions about this proxy solicitation or voting, please call the company’s proxy solicitor, D.F. King & Co., Inc. at (800) 659-6590 or write to them at 48 Wall Street, New York, New York, 10005, or write to us at Office of the Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT

Secretary

Directions to Stanley’s Annual Meeting of Shareholders

CHARLOTTE MARRIOTT CITY CENTER

100 West Trade Street

Charlotte, North Carolina 28202

FROM DOUGLAS INTERNATIONAL AIRPORT:

Take Billy Graham Parkway to I-77 North. Take Exit 10B (Trade Street). Turn right at the end of the exit ramp and follow Trade Street into Uptown. The Marriott is approximately one mile off the interstate on the left.

FROM I-77:

Take Exit 10B (Trade Street East) and travel approximately one mile to the Marriott.

FROM I-85:

Take I-77 South. Take Exit 10B (Trade Street East) and travel approximately one mile to the Marriott.

STWKS-PS-03

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Read the accompanying Proxy Statement and Proxy Card.		1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Log on to the Internet and go to http://www.eproxyvote.com/swk	OR	2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
3.	Enter your Voter Control Number listed above and follow the steps outlined on the secured website.		3.	Enter your Voter Control Number listed above and follow the recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL		ZSTWK1
☒	Please mark votes as in this example.

WHETHER YOU OWN ONE SHARE OR MANY, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR THE INTERNET.

The Board of Directors recommends a vote FOR Items 1 and 2.			FOR AGAINST ABSTAIN

Item 1. To elect three Directors Nominees: (01) Robert G. Britz, (02) Eileen S. Kraus, (03) John M. Trani.	Item 2.	To approve Ernst & Young LLP as independent auditors for the year 2003.	☐ ☐ ☐

The Board of Directors recommends a vote AGAINST Item 3.
FOR AGAINST ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐ For all nominees except as noted above	Item 3.	To vote on a shareholder proposal urging that the Board of Directors take the necessary steps to require that all members of the Board of Directors be elected annually.	☐ ☐ ☐

Confidential voting—Mark box at right if you wish this vote to remain confidential.	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please sign this proxy exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

THIS IS YOUR PROXY	VOTE BY TELEPHONE OR INTERNET
YOUR VOTE IS IMPORTANT	QUICK - EASY - IMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. Your telephone or Internet vote must be received by 11:59 a.m., New York time on April 21, 2003.

Telephone and Internet proxy voting is permitted under the laws of the state in which The Stanley Works is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in same manner as if you marked, signed and returned your proxy card.

VOTE BY TELEPHONE:

CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll-free) to vote by telephone anytime up to 11:59 a.m., New York time on April 21, 2003. Enter the control number located on your proxy card and follow the recorded instructions,

OR

VOTE BY INTERNET:

GO TO THE WEB SITE: http://www.eproxyvote.com/swk

to vote over the Internet anytime up to 11:59 a.m., New York time on April 21, 2003. Click on the “PROCEED” icon. Enter the control number located on your proxy card and follow the internet instruction,

OR

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSTWK2

THE STANLEY WORKS

P
R	Proxy for Annual Meeting of Shareholders
O	April 22, 2003
X
Y	Solicited on behalf of the Board of Directors

The undersigned shareholder of The Stanley Works appoints Stillman B. Brown, Eileen S. Kraus, and John M. Trani, or any of them, proxies, with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name of the undersigned at the annual meeting of shareholders to be held at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina on April 22, 2003, at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder would possess if personally present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IN THE CASE OF REGISTERED HOLDERS, IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE ITEMS 1 AND 2 AND AGAINST ITEM 3 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, OR REGISTER YOUR VOTE

IMMEDIATELY VIA PHONE OR INTERNET.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Read the accompanying Proxy Statement and Instruction Card.		1.	Read the accompanying Proxy Statement and Instruction Card.
2.	Log on to the Internet and go to http://www.eproxyvote.com/swk	OR	2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
3.	Enter your Voter Control Number listed above and follow the steps outlined on the secured website.		3.	Enter your Voter Control Number listed above and follow the recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR INSTRUCTION CARD BY MAIL		ZSTW41
☒	Please mark votes as in this example.

PLEASE PROMPTLY SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD OR REGISTER YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THE INTERNET.

I hereby instruct Citibank, N.A., as trustee of the Stanley Account Value (401(k))

Plan, to vote the shares allocated to my account under the Plan as follows:

The Board of Directors recommends a vote FOR Items 1 and 2.			FOR AGAINST ABSTAIN

Item 1. To elect three Directors. Nominees: (01) Robert G. Britz, (02) Eileen S. Kraus, (03) John M. Trani.	Item 2.	To approve Ernst & Young LLP as independent auditors for the year 2003.	☐ ☐ ☐

The Board of Directors recommends a vote AGAINST Item 3.
FOR AGAINST ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐ For all nominees except as noted above	Item 3.	To vote on a shareholder proposal urging that the Board of Directors take the necessary steps to require that all members of the Board of Directors be elected annually.	☐ ☐ ☐

Confidentiality—your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Please sign this proxy exactly as name appears hereon.

Signature:                                                       Date:

VOTE BY TELEPHONE OR INTERNET
QUICK - EASY - IMMEDIATE

THIS IS YOUR VOTING INSTRUCTION CARD
YOUR VOTE IS IMPORTANT

You may instruct the trustee on how to vote the shares allocated to you under the Stanley Account Value (401(k)) Plan 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to instruct the trustee as to the voting of your 401(k) Plan shares. Your telephone or Internet instructions must be received by 11:59 a.m., New York time on April 17, 2003.

VOTE BY TELEPHONE:

CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll-free) to provide your instructions by telephone anytime up to 11:59 a.m., New York time on April 17, 2003. Enter the control number located on your instruction card and follow the recorded instructions,

OR

VOTE BY INTERNET:

GO TO THE WEB SITE: http://www.eproxyvote.com/swk

to provide your instructions over the Internet anytime up to 11:59 a.m., New York time on April 17, 2003. Click on the “PROCEED” icon. Enter the control number located on your instruction card and follow the internet instruction,

OR

VOTE BY MAIL:

Mark, sign and date your instruction card and return it in the postage-paid envelope.

Your instruction card must be received by EquiServe Trust Company, N.A., no later than 5:00 p.m. New York time on April 16, 2003.

If you are voting by telephone or the Internet, please do not mail your instruction card.

DETACH HERE IF YOU ARE RETURNING YOUR INSTRUCTION CARD BY MAIL	ZSTW42